As filed with the Securities and Exchange
                         Commission on November 5, 2002


                                  SCHEDULE 14A
                                 (Rule 14a-101)


                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                   Exchange Act of 1934 (Amendment No. _____)


Filed by the Registrant                              |X|

Filed by a Party other than the Registrant           |_|

Check the appropriate box:

|_|   Preliminary Proxy Statement

|_|   Definitive Proxy Statement

|X|   Definitive Additional Materials

|_|   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

|_|   Confidential, for Use of the Commission Only
      (as permitted by Rule 14a-6(e)(2))


                           United Natural Foods, Inc.
   --------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)




   --------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|   No fee required.

|_|   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)   Title of each class of securities to which transaction applies:

(2)   Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)   Proposed maximum aggregate value of transaction:

(5)   Total fee paid:

      |_| Fee paid previously with preliminary materials.

      |_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

            1)    Amount Previously Paid:

            2)    Form, Schedule or Registration Statement No.:

            3)    Filing Party:

            4)    Date Filed:

                                Explanatory Note

      United Natural Foods, Inc., a Delaware corporation (the "Company"), is filing the materials contained in this Schedule 14A with the Securities and Exchange Commission on November [5], 2002 in connection with the solicitation of proxies for certain matters to be voted upon by the stockholders of the Company at its 2002 Annual Meeting of Stockholders to be held on Tuesday, December 3, 2002.


                              *     *     *


      The following is the text of a letter sent by the Company to each of its stockholders of record as of October 18, 2002:


                           UNITED NATURAL FOODS, INC.
                                  260 Lake Road
                               Dayville, CT 06241

                                November 5, 2002


Dear Stockholder:

      In connection with the 2002 Annual Meeting of Stockholders of United Natural Foods, Inc. (the "Company") to be held on Tuesday, December 3, 2002, you should recently have received copies of the Notice of Annual Meeting of Stockholders, our Proxy Statement, a Proxy Card and the Company's Annual Report to Stockholders for the fiscal year ended July 31, 2002.

      Subsequent to the mailing of the Proxy Statement, we discovered a typographical error included in the "Equity Compensation Table" on page 13. The number "1,996,787" which appears twice in the last column of that Table is incorrect and should read "1,238,124."

      A revised form of the Equity Compensation Table is attached hereto as Exhibit A.

      Please refer to the Proxy Statement, dated October 25, 2002, for additional information concerning the 2002 Annual Meeting and the matters on which your proxy is solicited by the Board of Directors of the Company.

                                          By Order of the Board of Directors,


                                          Thomas B. Simone,
                                          Chair of the Board

                                                                       EXHIBIT A


   Equity Compensation Table

      The following table provides certain information with respect to equity awards under the Amended and Restated 1996 Stock Option, the Employee Stock Ownership Plan and the 1996 Stock Purchase Plan as of July 31, 2002. This table does not include information about the proposed 2002 Stock Incentive Plan.

-----------------------------------------------------------------------------------------------------
                                                                            Number of securities
                                                                          remaining available for
                                                                           future issuance under
                         Number of securities to                         equity compensation plans
                         be issued upon exercise     Weighted-average      (excluding securities
                         of outstanding options,    exercise price of      reflected in the first
      Plan category        warrants and rights     outstanding options            column)(1)
-----------------------------------------------------------------------------------------------------
Plans approved by
stockholders                    1,692,808                $ 16.22                 1,238,124
-----------------------------------------------------------------------------------------------------
Plans not approved by
stockholders                       ---                     ---                      ---
-----------------------------------------------------------------------------------------------------
Total                           1,692,808                $ 16.22                 1,238,124
-----------------------------------------------------------------------------------------------------

(1) 1,189,585 securities included in this column are unallocated securities held in the Employee Stock Ownership Trust. These securities are currently issued and outstanding. Therefore, allocation of these securities to employees will not increase the total number of issued and outstanding securities.